UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2019
Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code: +41.22.816.1500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFT	New York Stock Exchange

Item 1.01    Entry Into Material Definitive Agreement.
Restructuring Support Agreement

On May 10, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford RSA Parties,” and the Weatherford RSA Parties, together with their direct and indirect subsidiaries, the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with holders of approximately 62% in aggregate principal amount of the Company’s outstanding unsecured notes (the “Consenting Creditors”). As set forth in the RSA, including in the term sheet attached thereto (the “Term Sheet”), the parties to the RSA have agreed to the principal terms of a proposed financial restructuring (the “Transaction”) of the Company. The Transaction is contemplated to be implemented through a prepackaged chapter 11 plan of reorganization to be implemented through cases to be commenced by the Weatherford RSA Parties under Title 11 of the United States Code and an examinership proceeding to be commenced by Weatherford International plc under the laws of Ireland (collectively, the “Cases”).

The RSA contemplates a comprehensive deleveraging of the Company’s balance sheet and an approximately $5.8 billion reduction of the Company’s funded debt. Specifically, the RSA and Term Sheet provide, in pertinent part, as follows:

•
The Company’s existing unsecured notes will be cancelled and exchanged for (a) 99% of the common stock of the reorganized Company (the “New Common Stock”) and (b) $1.25 billion of new tranche B senior unsecured notes to be issued by the reorganized Company with a seven-year maturity. Holders of the Company’s unsecured notes shall have the option to convert up to $500 million of the tranche B senior unsecured notes to New Common Stock at the mid-point of plan equity value. The tranche B senior unsecured notes will be pari passu with the tranche A senior unsecured notes described below.

•	The Company’s existing secured funded debt and unsecured revolving credit facility debt will be repaid in full in cash in connection with the Transaction.

•	All trade claims against the Company (whether arising prior to or after the commencement of the Cases) will be paid in full in the ordinary course of business.

•
The Company’s existing equity will be cancelled and exchanged for (a) 1% of the New Common Stock, and (b) three-year warrants to purchase 10% of the New Common Stock (the “Warrants”). The strike price of the Warrants will be set at an equity value at which the Consenting Creditors would receive a recovery equal to par plus accrued and unpaid interest as of the date of the commencement of the Cases in respect of their existing unsecured notes and all other general unsecured claims that are pari passu with the existing unsecured notes.

•
The Company’s DIP Facilities (as defined below) will be repaid or refinanced in full upon consummation of the Transaction through the Company’s (a) entry into an undrawn first lien exit revolving credit facility in the principal amount of up to $1.0 billion and (b) issuance of up to $1.25 billion of new tranche A senior unsecured notes with a five-year maturity, which notes issuance will be fully backstopped by certain of the Consenting Creditors.

The RSA contemplates that the Weatherford RSA Parties will enter into two debtor-in-possession financing facilities (the “DIP Facilities”) to provide liquidity during the pendency of the Cases. The DIP Facilities are expected to consist of (a) a debtor-in-possession revolving credit facility in the principal amount of up to $750 million provided by banks or other lenders (the “DIP RCF Facility”) and (b) a debtor-in-possession term loan facility in the amount of up to $1.0 billion (the “DIP Term Loan Facility”), which will be fully backstopped by certain of the Consenting Creditors. The DIP Facilities are expected to mature on the earlier of (i) the date that is 12 months after the Weatherford RSA Parties’ entry into the DIP Facilities or (ii) the date of consummation of the Transaction. While there can be no assurance that we are able to enter into the DIP Facilities described above, negotiation of definitive commitments for the DIP Facilities is ongoing and is expected to be completed in the near term.

The RSA includes certain milestones for the progress of the Cases, which include the dates by which the Weatherford RSA Parties are required to, among other things, obtain certain court orders and consummate the Transaction. In addition, the parties to the RSA will have the right to terminate the RSA (and their support for the Transaction) under certain circumstances, including, in the case of the Weatherford RSA Parties, if the board of directors of any Weatherford RSA Parties determines in good faith that performance under the RSA would be inconsistent with its fiduciary duties. Accordingly, no assurance can be given that the Transaction described in the RSA will be consummated.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Certain statements in this Item 1.01 are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Cases, the outcomes of court rulings and the Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of any debtor-in-possession credit facility that we will enter into in connection with the Cases and restrictions imposed by the applicable courts; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 7.01    Regulation FD Disclosure.

On May 10, 2019, the Company issued a press release announcing the signing of the RSA, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	Restructuring Support Agreement, dated as of May 10, 2019, by and among Weatherford International plc, Weatherford International Ltd., Weatherford International, LLC and the Consenting Creditors.
99.1	Press Release, dated May 10, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date:	May 13, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary